Exhibit 10.1(a)


                           MEMORANDUM OF UNDERSTANDING
                                     Between
                       THE SOLAR SYSTEM MINING CORPORATION
                                       And
                          E'PRIME AEROSPACE CORPORATION

A. Purpose

The purpose of this MOU is for and to explore the potential for collaborations in the following technical areas: Solar System Mining Corporation and E'Prime Aerospace Corporation intends to explore the "for profit" possibilities of mining Near Earth Asteroids for precious metals and semi conductor material.

1. The Solar System Mining Corporation (SSMC) having a place of business at 5713 Brittany Ct. 34, Charlotte, NC. 28270, plans to purchase launch services and technical support from E'prime Aerospace Corporation (EPAC) having a place of business at 7637 Leesburg Pike, Falls Church, VA. 22043, starting in the year 2015 (approx.)

2. SSMC plans to purchase a minimum of eight launches from E'Prime over a ten year period at a cost to be determined by both parties at a later date. The first launch, several years ahead of the mining probes, is to be a specialized, earth sensing satellite in connection with EPAC's Unified Satellite Transfer Module to scan NEA's for the purpose of narrowing down prospects of Near Earth Asteroids for mining of precious metals and/or semi-conductor material "for future profit." Robotic mining probes, again using the USTM for power and mobility, will be launched for the purpose of landing on and taking samples of, the NEA's. The USTM will then return to earth orbit and return the 1,000-2,000 kilograms of material to earth for evaluation. SSMC and EPAC, will then decide on in-orbit harvesting or using solar sails to bring prospective NEA's to Earth/Moon L4 or L5 for eventual harvesting based upon mutual agreement by the nations of Earth. Both parties agree and understand the technology required for harvesting of precious metals and/or semi-conductor materials is in its infant stages and will need to be developed further to make the planned harvesting of NEA's highly profitable.

3. SSMC plans to pay EPAC $375,000/year over four years ($1,500,000) as a "down payment" for their services at a date to be determined by both parties. Both SSMC and EPAC agree the "down payment" is a minimal amount, which could be higher depending upon the final cost and scope as determined at a later date.


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B. General Considerations

1. No Fees or Funding. Neither party will be required to provide the other party with any fees or funding in connection with any activities, definitive agreements, or other projects contemplated by this MOU.

2. No Obligation of Funds. All activities under or pursuant to this MOU are subject to the availability of appropriated funds, and no provision herein shall be interpreted to require obligation or payment of funds. This MOU is not a funding document and does not represent the obligation or transfer of funds.

3.  Definitive  Agreements.   This  MOU  expresses  the  intent  of  to  explore
collaborations and pursue definitive agreements on matters set forth in this MOU. Specific collaborative research, as well as intellectual property matters, and other terms and conditions, will be subsequently negotiated as part of any such definitive agreements. The parties agree that this MOU is independent of any other contract between and is not released hereby from its obligation under other existing contracts.

4. Confidential Information. No confidential or proprietary information will be disclosed pursuant to a subsequently negotiated and signed definitive agreement. Both parties recognize that specifically prohibits any employee from knowingly disclosing the trade secret information of a private entity.

5. Non-Disclosure. Neither party will disclose any confidential or proprietary information provided by or on behalf of the other party unless required by law or regulation or agreed in writing by them. This obligation may be superseded by confidentiality undertakings in a subsequently negotiated and signed definitive agreement.

6. Governing Law. This MOU shall be governed by United States federal law for all purposes including, but not limited to, determining the validity of this MOU, the meaning of its provision and the rights, obligations and remedies of the parties.

7. No Assignment. Neither party shall assign this MOU to third parties without prior written approval of the other party.

8. Points of Contact. The personnel listed under this section are designated as the principal points of contact between the parties in the performance of this MOU.

9. Duration. The period of this MOU shall be for no less than five years from the effective date below, unless termination of the SA occurs in accordance with the provisions of paragraph 10; is agreed to by both parties in writing. 10. Termination. Either party may terminate this MOU before the date provided in paragraph by written notice to the other party thirty (30) days before the desired date of termination. The terminating party will not incur any liability to the other party for terminating this SA.


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IN WITNESS  WHEREOF,  the parties do hereby execute this MOU effective as of the date of the last signature appearing below.

For THE SOLAR SYSTEM MINING CORPORATION

/s/William E. Gunn
-----------------------
William E. Gunn
President and CEO
Date:    7/14/07

For E'Prime Aerospace Corporation

/s/James D. Oldham III
-----------------------
James D Oldham, III
President and CEO
Date: 7/14/07










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